MANAGEMENT INFORMATION CIRCULAR

GENERAL PROXY INFORMATION

Solicitation of Proxies

This management information circular ("Circular") is furnished in connection with the solicitation of proxies by the management and the directors of TRELAWNEY MINING AND EXPLORATION INC. (the "Corporation") for use at the annual and special meeting of the shareholders of the Corporation (the "Meeting") to be held at the Toronto Board of Trade, Ridout Room, 1 First Canadian Place, 3rd Floor, Toronto, ON M5X 1C1 at 11:00 a.m. (Toronto time), on Thursday, June 2, 2011, and at all adjournments thereof for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting"). The solicitation of proxies will be made primarily by mail and may be supplemented by telephone or other personal contact by the directors, officers and employees of the Corporation. Directors, officers and employees of the Corporation will not receive any extra compensation for such activities. The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the shareholders of the Corporation in favour of the matters set forth in the Notice of Meeting. The Corporation may pay brokers or other persons holding common shares of the Corporation ("Common Shares") in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and this Circular to beneficial owners of Common Shares and obtaining proxies therefrom.  The cost of the solicitation will be borne directly by the Corporation.

No person is authorized to give any information or to make any representation other than those contained in this Circular and, if given or made, such information or representation should not be relied upon as having been authorized by the Corporation.  The delivery of this Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date hereof.

Non-Registered Shareholders

Only registered shareholders of the Corporation, or the persons they appoint as their proxies, are entitled to attend and vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a "Non-Registered Shareholder") are registered either:

(a)
in the name of an intermediary (an "Intermediary") with whom the Non-Registered Shareholder deals in respect of the Common Shares (Intermediaries include, among others: banks, trust companies, securities dealers or brokers, trustees or administrators of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or

(b)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited, in Canada, and the Depository Trust Company, in the United States) of which the Intermediary is a participant.

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Circular and its form of proxy (collectively the "Meeting Materials") to the Intermediaries and clearing agencies for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless the Non-Registered Shareholders have waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

(a)
be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form"), which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Shareholder who receives either a voting instruction form or a form of proxy wish to attend the Meeting and vote in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the form of proxy and insert the Non-Registered Shareholder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the voting instruction form or the proxy is to be delivered.

Appointment and Revocation of Proxies

The persons named in the form of proxy accompanying this Circular are directors and/or officers of the Corporation.  A shareholder of the Corporation has the right to appoint a person or company (who need not be a shareholder), other than the persons whose names appear in such form of proxy, to attend and act for and on behalf of such shareholder at the Meeting and at any adjournment thereof.  Such right may be exercised by either striking out the names of the persons specified in the form of proxy and inserting the name of the person or company to be appointed in the blank space provided in the form of proxy, or by completing another proper form of proxy and, in either case, delivering the completed and executed proxy to Equity Financial Trust Company in time for use at the Meeting in the manner specified in the Notice of Meeting.

A registered shareholder of the Corporation who has given a proxy may revoke the proxy at any time prior to use by: (a) depositing an instrument in writing, including another completed form of proxy, executed by such registered shareholder or by his or her attorney authorized in writing or by electronic signature or, if the registered shareholder is a corporation, by an officer or attorney thereof properly authorized, either: (i) at the principal office of the Corporation, 130 King Street West, Exchange Tower, Suite 2810, Toronto, Ontario, Canada  M5X 1A6, at any time prior to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting or any adjournment thereof, (ii) with Equity Financial Trust Company, Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1, at any time prior to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting or any adjournment thereof, or (iii) with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof; (b) transmitting, by telephone or electronic means, a revocation that complies with paragraphs (i), (ii) or (iii) above and that is signed by electronic signature, provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such shareholder or by or on behalf of his or her attorney, as the case may be; or (c) in any other manner permitted by law including attending the Meeting in person.

A Non-Registered Shareholder who has submitted a proxy may revoke it by contacting the Intermediary through which the Non-Registered Shareholder's Common Shares are held and following the instructions of the Intermediary respecting the revocation of proxies.

Exercise of Discretion by Proxies

The Common Shares represented by an appropriate form of proxy will be voted or withheld from voting on any ballot that may be conducted at the Meeting, or at any adjournment thereof, in accordance with the instructions of the shareholder thereon.  In the absence of instructions, such Common Shares will be voted for each of the matters referred to in the Notice of Meeting as specified thereon.

The enclosed form of proxy, when properly completed and signed, confers discretionary authority upon the persons named therein to vote on any amendments to or variations of the matters identified in the Notice of Meeting and on other matters, if any, which may properly be brought before the Meeting or any adjournment thereof.  At the date hereof, management of the Corporation knows of no such amendments or variations or other matters to be brought before the Meeting.  However, if any other matters which are not now known to management of the Corporation should properly be brought before the Meeting, or any adjournment thereof, the Common Shares represented by such proxy will be voted on such matters in accordance with the judgment of the person named as proxy therein.

Signing of Proxy

The form of proxy must be signed by the shareholder of the Corporation or the duly appointed attorney of the shareholder of the Corporation authorized in writing or, if the shareholder of the Corporation is a corporation, by a duly authorized officer of such corporation.  A form of proxy signed by the person acting as attorney of the shareholder of the Corporation or in some other representative capacity, including an officer of a corporation which is a shareholder of the Corporation, should indicate the capacity in which such person is signing and should be accompanied by the appropriate instrument evidencing the qualification and authority to act of such person, unless such instrument has previously been filed with the Corporation.  A shareholder of the Corporation or his or her attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such shareholder or by or on behalf of his or her attorney, as the case may be.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Description of Share Capital

The Corporation is authorized to issue an unlimited number of Common Shares.  Each Common Share entitles the holder of record thereof to one vote per Common Share at all meetings of the shareholders of the Corporation.  As at the close of business on April 18, 2011, there were 122,897,744 Common Shares outstanding.

Record Date

The directors of the Corporation have fixed April 18, 2011, as the record date for the determination of the shareholders of the Corporation entitled to receive notice of the Meeting.  Shareholders of the Corporation of record at the close of business on April 18, 2011 will be entitled to vote at the Meeting.

Ownership of Securities of the Corporation

To the knowledge of the directors and officers of the Corporation, as at the date of this Circular, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation.

PARTICULAR OF MATTERS TO BE ACTED UPON

To the knowledge of the board of directors (the “Board”) of the Corporation, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

1.           Presentation of Financial Statements

The audited financial statements of the Corporation for the fiscal year ended December 31, 2010 and the report of the auditors thereon which accompany this Circular will be submitted to the Meeting.  Receipt at the Meeting of the auditor’s report and the Corporation’s audited financial statements for its last completed fiscal period will not constitute approval or disapproval of any matter referred to therein.

2.           Election of Directors

The Board consists of six (6) directors to be elected annually.  The following table states the names of the persons nominated by management for election as directors, any offices with the Corporation currently held by them, their principal occupations or employments, the period or periods of service as directors of the Corporation and the approximate number of voting securities of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised as of the date hereof.  The term of office of each director will be from the date of the Meeting at which he is elected until the next annual meeting, or until his successor is elected or appointed.

Name, Position and Municipality of Residence	Current Position with the Corporation	Principal Occupation	Date Became Director	Voting Securities Owned or Controlled(1)
George Cole(2)(5) Carson City, NV	Director	Director of the Corporation since 2005; President, Chief Executive Officer of Rae-Wallace Mining Company; Director, Stoneshield Capital and Director, Portage Minerals	October 19, 2005	125,000
Gregory Gibson Massey, ON	President, CEO and Director	President and CEO of the Corporation since March 1, 2009	March 25, 2009	13,600
James Fairbairn(2) Thornhill, ON	Director	Self-employed Chartered Accountant	November 19, 2009	552,142
Chris Irwin(3) Toronto, ON	Director	Partner, Irwin Lowy LLP, a partnership providing legal services	September 19, 2005	392,500
Stephen McIntyre(6) Toronto, ON	Director	Self-employed Consultant	April 4, 2011	402,500
Patrick Mohan(2)(3)(4) Toronto, ON	Director	President and CEO of The Mohan Group, a strategic marketing and communication agency	September 19, 2005	990,700
Notes:
(1)	The information as to the number of voting securities beneficially owned or over which control or direction is exercised has been furnished by the respective nominees.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Member of the Health and Safety Committee.
(6)	The principal occupation during the past five years of the nominee not elected to his present term of office by the shareholders of the Company is as follows:
Stephen McIntyre:
Mr. McIntyre has over 30 years experience in the mining and mineral exploration business, including over 10 years with Noranda Mines Ltd. and 20 years as an officer and director of several junior mineral exploration companies, including Dumont Nickel Inc., Northwest Explorations Inc., Timmins Nickel Inc. and Vedron Gold Inc.  Most recently, Mr. McIntyre has achieved international prominence through critical statistical analysis of climate research.  In 2010, he was named as one of “50 People Who Matter” by the New Statesman, an English magazine, and was co-winner of the Julian Simon Award from the Competitive Enterprise Institute.

Each director elected at the Meeting will hold office until the next annual meeting or until his successor is duly elected or appointed.

As at the date of this Circular, the directors and senior officers of the Corporation as a group, directly and indirectly, beneficially own or exercise control or direction over 2,896,942 Common Shares, representing approximately 2.36% of the issued and outstanding Common Shares.

No proposed director of the Corporation is, as at the date hereof, or has been, within the ten years prior to the date hereof, a director, chief executive officer or chief financial officer, of any company (including the Corporation) that:

(a)
while that person was acting in the capacity was the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, other than:

(i)
Chris Irwin was formerly a director and secretary of Straight Forward Marketing Corporation, which was subject to: (i) a management cease trade order resulting from a failure to file financial statements (the cease trade was ordered on October 2004 and remained in effect until February 2005); and (ii) a management cease trade order resulting from a failure to file financial statements.  The cease trade was ordered on November 2, 2005 and has not been rescinded as of the date hereof.

(ii)
Chris Irwin was appointed a director of Brighter Minds Media Inc. on March 9, 2009 to assist with the restructuring of the Corporation, which is subject to a temporary cease trade order resulting from the failure to file financial statements.

(iii)
Jim Fairbairn was a director of Black Pearl Minerals Consolidated Inc. (now Canada Lithium Corp.), a corporation incorporated under the Business Corporations Act (Ontario), in July 2002 when the Corporation was subject to a cease trade resulting from a failure to file financial statements which cease trade order was rescinded in October 2002.

(b)
was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer of such company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(c)
within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director of the Corporation:

(a)
is at the date hereof, or has been within 10 years before the date of this Circular, a director or executive officer of any corporation that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver manager or trustee appointed to hold its assets;

(b)
Or has, within 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Proxies received in favour of management will be voted FOR the election of the above-named nominees, unless the shareholder has specified in the proxy that the Common Shares are to be withheld from voting in respect thereof.  Management has no reason to believe that any of the nominees will be unable to serve as a director but, if a nominee is for any reason unavailable to serve as a director, proxies in favour of management will be voted in favour of the remaining nominees and may be voted for a substitute nominee unless the shareholder has specified in the proxy that the Common Shares are to be withheld from voting in respect of the election of directors.

3.           Confirmation and Appointment of Auditors

At the request of management of the Corporation, parker simone LLP were terminated as auditors of the Corporation. The directors of the Corporation appointed Ernst & Young LLP as auditors of the Corporation effective January 5, 2011, to fill the vacancy created thereby. Shareholders are being asked to confirm the actions of the Board and appoint Ernst & Young LLP as auditors of the Corporation to hold office until the next annual meeting of Shareholders. parker simone LLP, Chartered Accountants, were first appointed as the Corporation’s auditors on December 5, 2005.

Unless the Shareholder directs that his or her Common Shares are to be withheld from voting in connection with the confirmation appointment of auditors, the persons named in the enclosed form of proxy intend to vote FOR the appointment of Ernst & Young LLP as the auditors of the Corporation until the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.

In accordance with the provisions of National Instrument 51-102, annexed to this Circular as Schedule “A”, is the requisite reporting package, including the notice of the Corporation to parker simone LLP and Ernst & Young LLP stating that there are no reportable events and the letters of parker simone LLP and Ernst & Young LLP to the British Columbia Securities Commission, Alberta Securities Commission and the Ontario Securities Commission.

External Auditor Disclosure

	Year ended December 31, 2010 ($)	Year ended December 31, 2011 ($)
Audit Fees(1)	20,000	29,100
Audit Related Fees(2)	46,441	Nil
Tax Fees(3)	Nil	Nil
All Other Fees(4)	Nil	Nil
Notes:

(1)
Aggregate fees billed for services provided in auditing the Corporation’s annual consolidated financial statements.  The audit fee for 2010 has been paid by the Corporation and was subject to review and approval by the Audit Committee.

(2)
Aggregate fees not included in “audit fees” that are billed by the auditors for the assurance and related services that are reasonably related to the performance of the audit review of the Corporation’s statements or as related to a prospectus.

(3)	Aggregate fees billed by the auditors for professional services rendered for tax compliance, tax advice and tax planning.
(4)	Aggregate fees billed by the auditors for products and services not included in the foregoing categories.

4.           Establishment of Stock Option Plan

The Company has adopted a stock option plan (the “Current Plan”) for senior officers, directors, employees and key consultants of the Company. The Current Plan provides for the issuance of stock options to acquire up to 10% of the Company’s issued and outstanding Common Shares as at the date of grant, subject to standard anti-dilution adjustment and complies with the rules and policies of the TSX Venture Exchange (“TSXV”). The Company has made application for the listing of its Common Shares on the Toronto Stock Exchange (the “TSX”) and the Board has, subject to approval of the listing of the Common Shares on the TSX, approved the establishment of a new stock option plan (the “New Plan”) which conforms to the rules and policies of the TSX.

Key provisions of the New Plan include: (a) a restriction that no more than 10% of the total number of issued and outstanding Common Shares may be issued to Insiders (as defined in the New Plan); (b) a restriction that no more than 10% of the issued and outstanding Common Shares be issued to Insiders in any one-year period; (c) a restriction that no more than 5% of the total number of issued and outstanding Common Shares may be issued to any one person (including Insiders); (d) the option price per Common Share is the five-day volume weighted average trading price of the Common Shares on the TSX prior to the grant of the option; (e) the vesting period of all options shall be determined by the Board; (f) options have a maximum term of 10 years; (g) options shall, subject to certain specified exercise periods, expire upon the death, permanent disability or termination of employment of the optionee (in the event of termination of employment without cause the option shall expire 90 days after the date of termination and in the event of termination with cause the option shall immediately expire); (h) options are not transferable; (i) the Board has the right to alter, amend or vary the New Plan without Shareholder approval provided that it is of a housekeeping nature (e.g. for the purpose of curing an ambiguity or error in the New Plan or correcting or supplementing the New Plan to remove any inconsistencies), is necessary to comply with regulatory requirements, changes the vesting provisions of an option, changes the termination provisions of an option or the New Plan which does not entail an extension beyond the original expiry date, or amends the New Plan to include a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the maximum number of Common Shares reserved for issuance under the New Plan; and (j) at the discretion of the Board and subject to any applicable laws, the Company may provide financial assistance, on such terms and conditions as may be determined by the Board, to assist any optionee in the exercise of options granted under the New Plan.

Shareholders are being asked to approve and confirm the actions of the Board in establishing the New Plan. In order to confirm and approve the New Plan a majority of votes cast at the Meeting must be voted in favour of the New Plan. In the event that the New Plan is approved by Shareholders, the Current Plan will be discontinued and options that have been granted will be transferred to the New Plan.

The Board recommends that the Shareholders vote FOR the establishment of the New Plan. Proxies received in favour of management will be voted for the approval of establishment of the New Plan unless a Shareholder has specified in the proxy that his or her Common Shares are to be voted against such approval. In the event Shareholder approval is not given, the New Plan will be terminated and the Current Plan will remain in place.

5.           Adoption of Shareholder Rights Plan

The shareholders of the Corporation will be asked at the Meeting to consider and, if deemed advisable, to approve a resolution adopting a shareholder rights plan (the “Rights Plan”). The Rights Plan is contained in an agreement (the “Rights Plan Agreement”) between the Corporation and Equity Financial Trust Company (the “Rights Agent”) dated December 3, 2010 (the “Effective Date”). The Rights Plan has been executed by the Corporation and approved by the Board. The objective of the Board in adopting the Rights Plan is to ensure the fair treatment of shareholders in connection with any take-over bid for the Corporation.  The Rights Plan was not adopted in response to any proposal to acquire control of the Corporation.  A summary of the terms of the Rights Plan is set out in Schedule "B" to this Circular.

The summary is qualified in its entirety by the full text of the Rights Plan Agreement, which is available on the Corporation’s SEDAR profile at www.sedar.com or by request to the Corporate Secretary of the Corporation by mail at 130 King Street West, Suite 2810, Toronto, Ontario M5H 1A6.

The Rights Plan has been approved by the Board and the TSXV and, in accordance with the policies of the TSXV, the Rights Plan must be confirmed by the Shareholders of the Corporation. In the event that the requisite approval is obtained, the Rights Plan will remain in effect. However, in the event that the Rights Plan does not receive the requisite approval, the rights issued pursuant to the Rights Plan and the Rights Plan will terminate and be null and void and of no further force and effect.

Shareholders are being asked to pass, with or without variation, the following resolution:

“BE IT RESOLVED THAT:

1.
the Shareholder Rights Plan as set forth in the Shareholder Rights Plan Agreement dated as of December 3, 2010 between the Corporation and Equity Financial Trust Company, and the issuance of all rights issued pursuant to such Shareholder Rights Plan Agreement, is hereby approved, confirmed and ratified;

2.
any one officer or director of the Corporation be and is hereby authorized for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute and deliver all documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any such action; and

3.
notwithstanding the approval of holders of the common shares in the capital of the Corporation to the above resolutions, the directors of the Corporation may revoke the foregoing resolutions before they are acted on without any further approval by the holders of common shares in the capital of the Corporation.

In order to confirm and approve the Rights Plan a majority of votes cast at the Meeting by shareholders must be voted in favour of the Rights Plan.

The Board recommends that the Corporation’s shareholders vote FOR the approval of the Rights Plan.  Proxies received in favour of management will be voted for the approval of the Rights Plan unless a shareholder has specified in the proxy that the Common Shares are to be voted against such approval.

6.           ADOPTION OF NEW BY-LAW NO. 1-2011

The current by-laws of the Corporation, being By-Law No. 1 were adopted on June 4, 1996.  Due to changes in the Business Corporations Act (Ontario), the Board determined it was in the best interest of the Corporation to adopt a new and updated by-law and, accordingly, passed a resolution adopting By-Law No. 1-2011, which is a by-law governing generally the business and affairs of the Corporation. By-Law 1-2011 repeals and replaces all existing bylaws of the Corporation. The full text of the By-Law 1-2011 is annexed to this Circular as Schedule “C”.

By-Law No. 1-2011 is standard in its form and governs all aspects of the business and affairs of the Corporation, such as the establishment of a quorum for meetings of directors and shareholders, the conduct of such meeting, signing authorities, the appointment of officers, the description of the officers' duties, the establishment of committees of the Board, the authority of persons to contract on behalf of the Corporation and similar matters.

By-Law No. 1-2011 was effective as a by-law of the Corporation upon its making by the Board on May 4, 2011, subject to confirmation by the shareholders. In order to confirm By-Law No. 1-2011, at least a majority of the votes cast at the meeting by holders of Common Shares must be voted in favour of the resolution confirming the same. In the event that the shareholders do not confirm By-Law No. 1-2011, the Corporation will continue to operate under the provisions of its present by-laws.

Shareholders are being asked to consider and, if deemed advisable, approve and pass the following ordinary resolution:

“BE IT RESOLVED THAT:

1.	the repeal of all existing by-laws of the Corporation made by the resolution of the board of directors of the Corporation dated May 4, 2011 is hereby confirmed; and

2.	the adoption of By-law No. 1-2011 is hereby confirmed.”

Proxies received in favour of management will be voted FOR the foregoing resolution repealing the existing by-laws and confirming the adoption of By-Law 1-2011.  By-Law 1-2011 must be approved by the majority of votes cast at the Meeting on the resolution, unless a shareholder has specified in the proxy that his or her Common Shares are to be voted against such resolution.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management knows of no matters to come before the Meeting other than as set forth in the Notice of Meeting.  However, if other matters that are not known to management of the Corporation as of the date hereof should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting such proxy.

STATEMENT OF EXECUTIVE COMPENSATION

Named Executive Officers

For the purposes of this Circular, a Named Executive Officer (“NEO”) of the Corporation means each of the following individuals:

(a)	a chief executive officer (“CEO”) of the Corporation;

(b)	a chief financial officer (“CFO”) of the Corporation;

(c)
each of the Corporation’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6, for that financial year; and

(d)
each individual who would be an NEO under paragraph (c) above but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of that financial year.

The Corporation currently has the following two NEOs: Gregory Gibson, President and CEO and Andres Tinajero, Vice President, Finance and CFO.

Compensation Discussion and Analysis

The following is a general discussion of the significant elements of compensation to the NEOs for the most recently completed financial year. As tabulated below the normal compensation elements consist of a base salary, options to purchase Common Shares, and cash bonuses, if applicable.

The objective of the compensation strategy is to attract, retain and award the team of NEOs to accomplish the broader objectives of the Corporation. These corporate objectives are focused on the successful development of the Corporation’s properties. The compensation program is designed to enhance the Corporation’s success at meeting this objective.

Prior to setting compensation levels the Board, after consultation with the compensation committee, reviews market conditions for the management group and in particular the specific tasks at hand for the NEOs.

Aligning the Interests of the NEOs with the Interests of the Corporation’s Shareholders

The Corporation believes that transparent, objective and easily verified corporate goals, combined with individual performance goals, play an important role in creating and maintaining an effective compensation strategy for the NEOs. The Corporation’s objective is to establish benchmarks and targets for its NEOs which, if achieved, will enhance shareholder value.

A combination of fixed and variable compensation is used to motivate executives to achieve overall corporate goals. For the 2009 financial year, the three basic components of executive officer compensation program were:

•	fixed salary;
•	annual incentives (cash bonus); and
•	option based compensation.

Fixed salary comprises a portion of the total cash-based compensation; however, annual incentives and option based compensation represent compensation that is “at risk” and thus may or may not be paid to the respective executive officer depending on: (i) whether the executive officer is able to meet or exceed his or her applicable performance targets; and (ii) market performance of the Corporation’s Common Shares. To date, no specific formulae have been developed to assign a specific weighting to each of these components. Instead, the Board considers each performance target and the Corporation’s performance and assigns compensation based on this assessment and the recommendations of management.

Base Salary

The Board approves the salary ranges for the NEOs. The base salary review for each NEO is based on assessment of factors such as current competitive market conditions, compensation levels within the peer group and particular skills, such as leadership ability and management effectiveness, experience, responsibility and proven or expected performance of the particular individual. Comparative data for the Corporation’s peer group is also accumulated from a number of external sources including independent consultants. The Corporation’s policy for determining salary for executive officers is consistent with the administration of salaries for all other employees.

Annual Incentives

For the fiscal year ended December 31, 2010, the NEO’s received a total of $480,000 by way of bonuses.  The Corporation, in its discretion, awards incentives in order to motivate executives to achieve short-term corporate goals.  Management and the Board approve annual incentives.

The success of NEOs in achieving their individual objectives and their contribution to the Corporation in reaching its overall goals are factors in the determination of their annual bonus.  Management assesses each NEO's performance on the basis of his or her respective contribution to the achievement of the predetermined corporate objectives, as well as to needs of the Corporation that arise on a day to day basis. This assessment is used by Management and in developing its recommendations to the Board with respect to the determination of annual bonuses for the NEOs. The Board relies heavily on the recommendations of Management in granting annual incentives.

Compensation and Measurements of Performance

The Board approves targeted amounts of annual incentives for each NEO at the beginning of each financial year. The targeted amounts are determined by Management based on a number of factors, including comparable compensation of similar companies.

Achieving pre-determined individual and/or corporate targets and objectives, as well as general performance in day to day corporate activities, will trigger the award of a bonus payment to the NEO. The NEO will receive a partial or full incentive payment depending on the number of the predetermined targets met and the Compensation Committee’s and the Board’s assessment of overall performance. The determination as to whether a target has been met is ultimately made by the Board and the Board reserves the right to make positive or negative adjustments to any bonus payment if they consider them to be appropriate.

Long Term Compensation

The Corporation currently has no long-term incentive plans, other than the Current Plan.  For a description of the Current Plan refer to “Particulars of Matters to be Acted Upon – Establishment of Stock Option Plan”.

Compensation Summary

The table below sets forth information concerning the compensation paid, awarded or earned by each of the NEOs for services rendered in all capacities to the Corporation during the fiscal years ended December 31, 2010, 2009 and 2008.

Summary Compensation Table

					Non-equity Incentive plan compensation
NEO Name and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards(1) ($)	Annual incentive plans	Long- term incentive plans(2)	All Other Compensation ($)	Pension Value ($)	Total compensation ($)
Wayne O’Connor	2009	Nil	Nil	13,582	Nil	Nil	20,000	Nil	33,582
Chairman(3)	2008	Nil	Nil	Nil	Nil	Nil	150,000	Nil	150,000
Gregory Gibson	2010	180,000	Nil	506,000	Nil	Nil	330,000	Nil	1,016,000
President and CEO(4)	2009	Nil	Nil	176,020	Nil	Nil	235,834	Nil	411,854
Andres Tinajero	2010	120,000	Nil	333,000	Nil	Nil	150,000	Nil	603,000
Vice President,	2009	Nil	Nil	58,751	Nil	Nil	82,000	Nil	140,751
Finance and CFO	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)
Grant date fair value calculations are based on the Black-Scholes Option Pricing Model. Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management’s opinion, existing models do not necessarily provide a reliable measure of the fair value of the Corporation’s share and option-based awards.

(2)
“LTIP” or “long term incentive plan” means any plan that provides compensation intended to motivate performance to occur over a period greater than one fiscal year, but does not include option or share-based awards.

(3)	Wayne O’Connor resigned as Chairman of the Corporation effective September 8, 2009.
(4)	Gregory Gibson was appointed as President and Chief Executive Officer of the Corporation effective March 1, 2009.
(5)	Mr. Tinajero was appointed as Chief Financial Officer of the Corporation effective February 6, 2008 and Vice-President, Finance of the Corporation effective December 1, 2009.

Incentive Plan Awards

Outstanding Option-based and Share-based Awards

The following table sets out for each NEO, the incentive stock options (option-based awards) and share-based awards outstanding as at December 31, 2010.  The closing price of the Common Shares on the TSXV on December 31, 2010 was $2.90.

	Option-based Awards(1)				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercised price ($)	Option expiration date ($)	Value of unexercised in-the- money options(2) ($)	Number of shares or units of shares that have not vested	Market or payout value of share- based awards that have not vested
Gregory Gibson	350,000	0.26	August 27, 2014	924,000	Nil	Nil
President and CEO	300,000	0.37	September 22, 2014	759,000	Nil	Nil
	425,000	$0.75	January 19, 2015	913,750	Nil	Nil
	270,000	$1.25	April 12, 2015	445,500	Nil	Nil
Andres Tinajero	12,000	0.55	February 6, 2013	28,200	Nil	Nil
Vice President,	60,000	0.26	August 27, 2014	158,400	Nil	Nil
Finance and CFO	140,000	0.37	September 22, 2014	354,200	Nil	Nil
	325,000	$0.75	January 19, 2015	698,750	Nil	Nil
	150,000	$1.25	April 12, 2015	247,500	Nil	Nil

Notes:

(1)
The current Plan is a “rolling” stock option plan whereby the maximum number of Common Shares that may be reserved for issuance pursuant to the Current Plan will not exceed 10% of the issued Common Shares at the time of grant.  As at the date of this Circular, there remains 2,149,774 Common Shares available for issuance pursuant to the Current Plan.  The Board has, subject to shareholder approval, established the New Plan, see “Particulars of Matters to be Acted Upon – Establishment of Stock Option Plan”.

(2)
Calculated using the closing price of the Common Shares on the TSXV on December 31, 2010 of $2.90 and subtracting the exercise price of in-the-money stock options.  These stock options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise.

Value Vested or Earned During the Year

Options granted to the NEOs vest at the time of grant.  Because the exercise price of options at the time of grant is set at or above the market price of the Common Shares on the grant date, the value of these incentive stock option grants at the time of vesting is nil.

Employment Agreements

Gibson Agreement

Pursuant to an employment agreement (the “Gibson Agreement”) dated April 30, 2010, between the Corporation and Greg Gibson, Mr. Gibson provides full-time services to the Corporation as President and CEO.  The Gibson Agreement provides that Mr. Gibson receive a salary of $330,000 a year.  The Gibson Agreement contains non-disclosure provisions whereby Mr. Gibson agrees not to disclose confidential information of the Corporation.

Under the terms of the Gibson Agreement, Mr. Gibson has the option to terminate his employment by giving the Corporation 90 days’ notice.  The Corporation may terminate the Gibson Agreement at any time without notice by payment to Mr. Gibson of three times his annual salary.  Upon a change of control of the Corporation coupled with the occurrence of any one of the following events, Mr. Gibson is entitled to a lump sum payment equal to three times his annual salary and any bonus received, including: (a) a change in Mr. Gibson’s position or duties; (b) a reduction of Mr. Gibson’s remuneration; (c) a failure of the Corporation to continue any of the benefits historically provided to Mr. Gibson; (d) a change of municipality in which Mr. Gibson is required to carry out his duties; (e) any breach of the Gibson Agreement by the Corporation; (f) the good faith determination by Mr. Gibson that as a result of the change of control his responsibilities or status at the Corporation had been reduced; or (g) the failure of the Corporation to obtain an assumption of the Gibson Agreement by a successor to the Corporation.

Beilhartz Agreement

Pursuant to a consulting agreement (the “Beilhartz Agreement”) dated January 2, 2010, as amended effective January 1, 2011, between the Corporation and David Beilhartz, Mr. Beilhartz provides up to 120 days of consulting services to the Corporation annually at a rate of $1,000 per day.  The Corporation has the right to terminate the Beilhartz Agreement by providing 12 months notice or upon payment of a lump sum of $150,000.  Mr. Beilhartz has the right to terminate the Beilhartz Agreement by providing 30 days’ notice.  The Beilhartz Agreement contains non-disclosure provisions whereby Mr. Beilhartz agrees not to disclose confidential information of the Corporation.

Upon a change of control of the Corporation and either: (a) the Beilhartz Agreement is terminated by the Corporation or Mr. Beilhartz; or (b) Mr. Beilhartz’s position, roles or duties are amended to deprive Mr. Beilhartz of a material benefit he is entitled to receive; then Mr. Beilhartz is entitled to a lump sum payment equal to $500,000.

Tinajero Agreement

Pursuant to a consulting agreement (the “Tinajero Agreement”) dated January 1, 2010, as amended effective March 1, 2011, between the Corporation and Andres Tinajero, Mr. Tinajero provides full-time services to the Corporation as Vice-President, Finance and Chief Financial Officer.  Pursuant to the Tinajero Agreement the Corporation shall pay Mr. Tinajero the amount of $20,000 a month payable on a monthly basis.  The Tinajero Agreement contains non-disclosure provisions whereby Mr. Tinajero agrees not to disclose confidential information of the Corporation.

Under the terms of the Tinajero Agreement, Mr. Tinajero has the option to terminate his employment by giving the Corporation no less than 180 days’ notice.  The Corporation may terminate the Tinajero Agreement at any time without notice by payment to Mr. Tinajero a payment equal to $200,000.  Upon a change of control of the Corporation and either: (a) the Tinajero Agreement is terminated by the Corporation; or (b) Mr. Tinajero’s position, roles or duties are amended to deprive Mr. Tinajero of a material benefit he is entitled to receive; then Mr. Tinajero is entitled to a lump sum payment equal to $300,000.

Pension Plan Benefits

There are no pension plan benefits in place for the NEOs.

Termination and Change of Control Benefits

Except as set forth above under “Employment Contracts”, the Corporation is not party to any compensatory plan, contract or arrangement where a NEO is entitled to receive compensation from the Corporation in the event of resignation, retirement or any other termination of employment of such persons, change of control of the Corporation or a change in the NEO’s responsibilities following a change of control.
Director Compensation

The following table describes director compensating for non-executive directors for the year ended December 31, 2010.

COMPENSATION OF DIRECTORS(1)(2)
Name	Fees Earned	Option-based awards(3)	All other compensation		Total compensation
George Cole	77,500	174,000	Nil		251,500
James Fairbairn	95,500	174,000	Nil		269,500
Chris Irwin	83,500	174,000	245,595	(5)	503,095
Anthony Makuch(4)	101,000	174,000	Nil		275,000
Patrick Mohan	85,500	174,000	Nil		259,500

Notes:

(1)	This table does not include any amount paid as reimbursement for expenses.
(2)	Compensation paid to the NEOs who served as directors of the Corporation is disclosed in the Summary of Compensation Table.
(3)
Grant date fair value calculations are based on the Black-Scholes Option Pricing Model. Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management’s opinion, existing models do not necessarily provide a reliable measure of the fair value of the Corporation’s share and option-based awards.

(4)	Mr. Makuch resigned as Chairman and a Director of the Corporation on March 8, 2011.
(5)	The amount of $245,595 was paid to Irwin Lowy LLP, a limited liability partnership of which Mr. Irwin is a partner, in respect of legal fees provided to the Corporation.

Option-based and Share based Awards to Directors

The following table sets out for each independent director the incentive stock options (option-based awards) and share-based awards outstanding as of December 31, 2010.  These incentive stock options vested at the time of grant.  The closing price of the Corporation’s Common Shares on the TSXV on December 31, 2010 was $2.90.

	Option-based Awards(1)				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercised price ($)	Option expiration date ($)	Value of Unexercised in-the- money options ($)(2)	Number of shares of units of shares that have not vested	Market or payout value of share- based awards that have not vested
George Cole	30,000	1.00	November 13, 2011	57,000	Nil	Nil
	60,000	0.26	August 27, 2014	158,400	Nil	Nil
	140,000	0.37	September 22, 2014	354,200	Nil	Nil
	200,000	0.75	January 19, 2015	430,000	Nil	Nil
	60,000	1.25	April 12, 2015	99,000	Nil	Nil
James Fairbairn	30,000	1.00	November 13, 2011	57,000	Nil	Nil
	200,000	0.37	September 22, 2014	506,000	Nil	Nil
	200,000	0.75	January 19, 2015	430,000	Nil	Nil
	60,000	1.25	April 12, 2015	99,000	Nil	Nil
Chris Irwin	30,000	1.00	November 13, 2011	57,000	Nil	Nil
	60,000	0.26	August 27, 2014	158,400	Nil	Nil
	140,000	0.37	September 22, 2014	354,200	Nil	Nil
	200,000	0.75	January 19, 2015	430,000	Nil	Nil
	60,000	1.25	April 12, 2015	99,000	Nil	Nil
Anthony Makuch(3)	60,000	0.26	August 27, 2014	158,400	Nil	Nil
	140,000	0.37	September 22, 2014	354,200	Nil	Nil
	200,000	0.75	January 19, 2015	430,000	Nil	Nil
	60,000	1.25	April 12, 2015	99,000	Nil	Nil
Patrick Mohan	30,000	1.00	November 13, 2011	57,000	Nil	Nil
	60,000	0.26	August 27, 2014	158,400	Nil	Nil
	140,000	0.37	September 22, 2014	354,200	Nil	Nil
	200,000	0.75	January 19, 2015	430,000	Nil	Nil
	60,000	1.25	April 12, 2015	99,000	Nil	Nil

Notes:

(1)
The Current Plan is a “rolling” stock option plan whereby the maximum number of Common Shares that may be reserved for issuance pursuant to the Current Plan will not exceed 10% of the issued Common Shares at the time of grant.  As at the date of this Circular, there remains 2,149,774 Common Shares available for issuance pursuant to the Current Plan.  The Board has, subject to shareholder approval, amended the Current Plan, see “Particulars of Matters to be Acted Upon – Establishment of Stock Option Plan”.

(2)
Calculated using the closing price of the Common Shares on the TSXV on December 31, 2010 of $2.90 and subtracting the exercise price of in-the-money stock options.  These stock options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise.

(3)	Mr. Makuch resigned as Chairman and a Director of the Corporation on March 8, 2011.

Value Vested or Earned During the Year

Options granted to the independent directors of the Corporation vest at the time of grant.  Because the exercise price of options at the time of grant is set at or above the market price of the Common Shares on the grant date, the value of these incentive stock option grants at the time of vesting is nil.

SECURITIES AUTHORIZED FOR ISSUE UNDER EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans previously approved by security holders	6,904,000	0.72	5,144,888
Equity compensation plans not previously approved by security holders	Nil	Nil	Nil
TOTAL	6,904,000	0.72	5,144,887

Note:

(1)
The Current Plan is a “rolling” stock option rolling plan whereby the maximum number of Common Shares that may be reserved for issuance pursuant to the Current Plan will not exceed 10% of the issued shares of the Corporation at the time of the stock option grant.  As at the date hereof, 2,149,774 Common Shares may be reserved for issuance pursuant to the Current Plan.  The Board has, subject to shareholder approval, amended the Current Plan, see “Particulars of Matters to be Acted Upon – Establishment of Stock Option Plan”.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of the date hereof and during the fiscal period ended December 31, 2010,  there was no indebtedness owing to the Corporation in connection with the purchase of securities or other indebtedness by any current or former executive officers, directors, employees of the Corporation.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board and senior management consider good corporate governance to be central to the effective and efficient operation of the Corporation.  The Board has confirmed the strategic objectives of the Corporation are to seek out, explore and develop mineral and precious metals properties.

National Instrument 58-101 – Disclosure of Corporate Governance Practices ("NI 58-101") requires the Corporation to disclose its corporate governance practices by providing the Circular required by Form 58-101F2. NI58-101 establishes corporate governance guidelines which apply to all public corporations.  The Corporation has reviewed its own corporate governance practices in light of these guidelines.  In certain cases, the Corporation’s practices comply with the guidelines, however the Board considers that some of the guidelines are not suitable for the Corporation at its current stage of development and therefore these guidelines are not suitable for the Corporation will continue to review and implement corporate governance guidelines as the business of the Corporation progresses and becomes more active in operations.

Form 58-101F2 – Corporate Governance Disclosure

Board of Directors

The Board is currently composed of six directors.  NI 58-101 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as "independent" directors under NI 58-101, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Corporation (using the definition of “independence” provided for in MI 52-110). “Material relationship” is defined as a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgement. Of the proposed nominees, one director, Gregory Gibson, President and CEO is an "insider" or management director and accordingly, is considered not to be “independent".  The remaining five proposed directors are considered by the Board to be "independent" within the meaning of MI 52-110. In assessing the Form 58-101F2 requirements and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors.

Directorships

The following table sets forth the directors of the Corporation who currently hold directorships with other reporting issuers:

Name of Director	Reporting Issuer
George Cole	Stoneshield Capital Corp.
Greg Gibson	Portage Minerals Inc.
James Fairbairn	Schyan Exploration Inc., Canada Lithium Corp. and Crown Minerals Inc.
Chris Irwin	Seafield Resources Ltd., Blue Vista Technologies Inc., Roscan Minerals Corporation, Brighter Minds Media Inc., Candax Energy Inc. and Portage Minerals Inc.
Patrick Mohan	Canada Lithium Corp.

Orientation and Continuing Education

The Board does not have a formal orientation or education program for its members.  The Board’s continuing education is typically derived from correspondence with the Corporation’s legal counsel to remain up to date with developments in relevant corporate and securities’ law matters.  Additionally, historically board members have been nominated who are familiar with the Corporation and the nature of its business.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Corporation’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation.

Under corporate legislation, a director is required to act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  In addition, as some of the directors of the Corporation also serve as directors and officers of other corporations engaged in similar business activities, directors must comply with the conflict of interest provisions of the Ontario Business Corporations Act, as well as the relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or officer has a material interest.

Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors which evoke such a conflict.

Nominations of Directors

The recruitment of new directors has generally resulted from recommendations made by directors and shareholders.  The assessment of the contributions of individual directors has principally been the responsibility of the Board.  Prior to standing for election, new nominees to the Board are reviewed by the entire Board.

Compensation

The Corporation’s Compensation Committee, comprised of Chris Irwin and Patrick Mohan, reviews and makes recommendations to the Board regarding compensation of the directors and executive officers.

The Compensation Committee evaluates the performance of the directors and executive officers annually and makes recommendations to the Board as to any required changes accordingly.

Other Board of Directors Committees

In addition to the Audit, Compensation, and Corporate Governance committees, the Board has a Health and Safety Committee. The Health and Safety Committee has overall responsibility for developing and monitoring standards for ensuring a safe, healthy work environment, environmentally safe work practices and sustainable development.

Assessments

Currently the Board has not implemented a formal process for assessing directors.

AUDIT COMMITTEE INFORMATION REQUIRED IN THE INFORMATION CIRCULAR OF A VENTURE ISSUER

Multilateral Instrument 52-110 (“MI52-110”) requires that certain information regarding the Audit Committee of a “venture issuer” (as that term is defined in MI52-110) be included in the management information circular sent to shareholders in accordance with the Corporation’s annual meeting.

Audit Committee Charter

The full text of the charter of the Corporation’s Audit Committee is attached hereto as Schedule “D”.

Composition of the Audit Committee

The Audit Committee members are James Fairbairn (Chair), George Cole and Patrick Mohan, each of whom is a director, financially literate and independent in accordance with MI52-110.

Relevant Education and Experience

The relevant education and/or experience of each member of the Audit Committee is as follows:

James Fairbairn – Director

Mr. Fairbairn is a Chartered Accountant with over 20 years of experience in junior mining exploration and finance administration.  Mr. Fairbairn also recently received his ICD.D designation.

George Cole – Director

Mr. Cole is an independent consultant. He received his BS (Geology) in 1966 from the Montana State University and MS (Geology) in 1970 from the University of Montana.  Mr. Cole has over 30 years experience in the mining industry and has served as a director and officer on several public companies.

Patrick Mohan – Director

Mr. Mohan is President and CEO of the Mohan Group.  Mr. Mohan has worked in the marketing, advertising and promotions field for over 25 years. In 1986, he founded The Mohan Group and has been the driving force behind the growth of The Mohan Group from a fledgling firm to one of the fastest growing and most respected advertising and marketing companies in Canada.  He received his B.A. Political Science in 1978 from the University of Windsor and his director’s education in 2005 from the Rotman School of the University of Toronto.  Mr. Mohan also holds his ICD.D designation.

Audit Committee Oversight

Since the commencement of the Corporation’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Board.

Reliance on Exemptions in NI 52-110 regarding
De Minimis Non-audit Services or on a Regulatory Order Generally

Since the commencement of the Corporation’s most recently completed financial year, the Corporation has not relied on:

1.
the exemption in section 2.4 (De Minimis Non-audit Services) of NI 52-110 (which exempts all non-audit services provided by the Corporation’s auditor from the requirement to be pre-approved by the Audit Committee if such services are less than 5% of the auditor’s annual fees charged to the Corporation, are not recognized as non-audit services at the time of the engagement of the auditor to perform them and are subsequently approved by the Audit Committee prior to the completion of that year’s audit); or

2.	an exemption from the requirements of NI 52-110, in whole or in part, granted by a securities regulator under Part 8 (Exemptions) of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Charter.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or an officer of the Corporation at any time since the beginning of its last completed financial year or any associate of any such director or officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Corporation, no proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, had any material interest, direct or indirect, in any transaction since January 1, 2011 or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

ADDITIONAL INFORMATION

Additional information relating to the Corporation can be found on SEDAR at www.sedar.com. Financial information is provided by the audited consolidated financial statements of the Corporation for the financial year ended December 31, 2010 and related management’s discussion and analysis of results which have been filed on SEDAR. Shareholders may also contact the CFO of the Corporation by phone at (416) 363-8567 or by e-mail at info@trelawneymining.com to request a copy of these documents.

APPROVAL

The contents of this Circular and the sending thereof to the shareholders of the Corporation have been approved by the directors of the Corporation.

DATED at Toronto, Ontario this 4th day of May, 2011.

BY ORDER OF THE BOARD

“Gregory Gibson”

President, Chief Executive Officer and Director

SCHEDULE “A”

NOTICE OF CHANGE OF AUDITOR

TRELAWNEY MINING AND EXPLORATION INC.
(the “Corporation”)

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission

AND TO:	The Shareholders of the Corporation

Please be advised that the Corporation’s current auditors, parker simone LLP, Chartered Accountants, have resigned as auditors of the Corporation effective as of January 5, 2011 and by resolution dated January 4, 2011, the board of directors of the Corporation approved the proposal to appoint Ernst & Young LLP, Chartered Accountants, to succeed parker simone LLP, Chartered Accountants, as the auditors of the Corporation as of January 5, 2011.

In the opinion of the Corporation, there have been no “Reportable Events” (as defined in National Instrument 51-102) during the engagement of parker simone LLP, Chartered Accountants, as auditors of the Corporation.

DATED at Toronto, Ontario this 5th day of January, 2011.

BY ORDER OF THE BOARD

“Lisa McCormack” (Signed)
Lisa McCormack, Corporate Secretary

Alberta Securities Commission	January 21, 2011
British Columbia Securities Commission
Ontario Securities Commission

Dear Sirs,

re: Change of Auditors of Trelawney Mining and Exploration Inc. (the ACorporation@)

Please be advised that, in connection with National Instrument 51-102, that a copy of the Notice of Change of Auditors (the ANotice@) dated January 5, 2011 in respect of the above captioned change of auditors has been delivered to us. We have reviewed the Notice and, based on our knowledge at this time, we hereby notify the Commissions that:

1.	We disagree with the statement that parker simone LLP, (the "Former Auditors") have resigned as auditors of the Corporation, effective January 5, 2011.

2.
We neither agree nor disagree with the statement that the Board of Directors of the Corporation has approved the proposal to appoint Ernst & Young LLP, Chartered Accountants ("Successor Auditors"), as the replacement auditors of the Corporation effective January 4, 2011.

3.	We agree with the statement that there have been no disagreements or unresolved issues with the Former Auditors as defined by National Instrument 51-102.

4.	We neither agree nor disagree with the statement that there have been no consultations with the Successor Auditor as defined by National Instrument 51-102.

Yours truly,

Licensed Public Accountants

A-2

British Columbia Securities Commission	14 January 2011
Alberta Securities Commission
Ontario Securities Commission

Trelawney Mining and Exploration Inc.
Change of Auditor Notice Dated 5 January 2011

Pursuant to National Instrument  51-102  (Part 4.11),  we have read the above-noted Change of Auditor Notice and confirm our agreement with the information contained in the Notice.

Sincerely,

Chartered Accountants
Licensed Public Accountants

c. c. The Board of Directors, Trelawney Mining and Exploration Inc.

A-3

SCHEDULE “B”

SUMMARY OF THE SHAREHOLDER RIGHTS PLAN
OF TRELAWNEY MINING AND EXPLORATION INC.

The following summary of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan.

Purpose of the Plan

The primary objective of the Rights Plan is to ensure that all shareholders of the Corporation are treated fairly in connection with any take-over bid for the Corporation by (a) providing shareholders with adequate time to properly assess a take-over bid without undue pressure and (b) providing the Board with more time to fully consider an unsolicited take-over bid, and, if applicable, to explore other alternatives to maximize shareholder value.

Issue of Rights

Under the Rights Plan, the Corporation will issue share purchase rights (each, a “Right”) to holders of Common Shares at the rate of one Right for each Common Share outstanding after 4:00 p.m. (Toronto Time) on December 3, 2010 (the “Record Time”) and prior to the earlier of the Separation Time (defined below) and the Expiration Time (defined below). Until the Separation Time, the Rights are attached to and are transferred only with the associated Common Shares. As such no certificates representing Rights have been issued. The Rights Plan will expire and all Rights will be terminated immediately after the Meeting, if the Rights Plan is not approved by the shareholders.

The Rights

Each Right will entitle the holder, subject to the terms and conditions of the Rights Plan, to purchase additional Common Shares after the Separation Time.

Rights Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for Common Shares issued from and after the Effective Date, and will not be transferable separately from the Common Shares. From and after the Separation Time, the Rights will be evidenced by separate Rights Certificates, which will be transferable separately from and independent of Common Shares.

Exercise of Rights

After a person acquires 20% or more of the Common Shares or commences a take-over bid to acquire Common Shares (the “Separation Time”), other than by way of a Permitted Bid, as that term is defined below, the Rights will separate and trade separately from the Common Shares and will be exercisable. The acquisition by any person (an “Acquiring Person”) of 20% or more of the Common Shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”.

Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of a Flip-in Event, each Right (other than those held by the Acquiring Person), will permit its holder to purchase Common Shares at a significant discount to the market price.

The issue of the Rights is not initially dilutive. However, upon a Flip-in Event occurring and the Rights separating from the Common Shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of Rights not exercising their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Definition of “Flip-in Event”

A "Flip-in Event" shall mean a transaction in or pursuant to which any person becomes an Acquiring Person.

Definition of “Permitted Bid”

A Permitted Bid is a take-over bid made by a person (the “Offeror”) pursuant to a take-over bid circular that complies with the following conditions:

(i)	the take-over bid is made to all holders as registered on the books of the Corporation, other than the Offeror, for all Common Shares held by them;

(ii)
the take-over bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no shares shall be taken up or paid for pursuant to the take-over bid prior to the close of business on the date which is not less than 60 days after the date of the take-over bid; and only if at such date more than 50% of the Common Shares held by independent shareholders shall have been deposited or tendered pursuant to the take-over bid and not withdrawn at the close of business on the date of first take up or payment for shares;

(iii)
the take-over bid contains an irrevocable and unqualified provision that, unless the take-over bid is withdrawn, shares may be deposited pursuant to such take-over bid at any time during the period of time between the date of the take-over bid and the date on which the shares subject to the take-over bid may be taken up and paid for and that any shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for; and

(iv)
the take-over bid contains an irrevocable and unqualified provision that if, on the date on which shares may be taken up and paid for, more than 50% of the Common Shares held by independent shareholders shall have been deposited or tendered pursuant to the take-over bid and not withdrawn, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of shares for not less than 10 business days from the date of such public announcement;

The Rights Plan allows for a competing Permitted Bid (a “Competing Bid”) to be made while a Permitted Bid is in existence. A Competing Bid must satisfy all the requirements of the Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the statutory requirement that it be outstanding for a minimum period of 35 days.

Waiver and Redemption

The Board may, prior to the Flip-in Event, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event resulting from a take-over bid made by way of a take-over bid circular to all holders of Shares of the Corporation, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring under a take-over bid made by way of a take-over bid circular to all holders of Shares. The Board may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, and may, in such circumstances require that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Common Shares prior to such waiver being granted. Until the occurrence of a Flip-in Event the Board of Directors may elect to redeem the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in accordance with the terms of the Rights Plan.

Term of the Rights Plan

Unless otherwise terminated, the Rights Plan will remain in effect until the close of business on December 3, 2013. Subject to shareholder approval by ordinary resolution, the Rights Plan may be renewed for successive periods of three years.

Amending Power

The Corporation may supplement or amend this Agreement without shareholder or Rights holder approval in order to correct any clerical or typographical error to maintain the validity or effectiveness of the Rights Plan. The Board acting in good faith may by resolution supplement or amend the Rights Plan without shareholder or Rights holder approval in order to make any changes which the Board may deem necessary or desirable. Without limiting the generality of the foregoing, the Corporation may, with majority approval of the shareholders or Rights holders, make supplements or amendments to the Rights Plan. In addition, any supplement or amendment to the Rights Plan will require the written concurrence of the Rights Agent and prior written consent of the TSX Venture Exchange.

B-2

SCHEDULE “C”

BY-LAW NUMBER 1-2011

A by-law relating generally to the conduct of the business and affairs of

TRELAWNEY MINING AND EXPLORATION INC.
(hereinafter called the “Corporation”)

BE IT ENACTED and it is hereby enacted as a by-law of the Corporation as follows:

ARTICLE ONE DEFINITIONS AND INTERPRETATION

Section 1.01       Definitions:      In this by-law and all other by-laws of the Corporation, unless otherwise defined or the context otherwise requires:

(a)
"Act" means the Business Corporations Act (Ontario) or any successor statute thereof, as amended from time to time, and, in the case of any successor statute thereof, any reference in any by-law of the Corporation to any provision of the Business Corporations Act (Ontario) shall be read as a reference to the provision substituted therefor in the successor statute thereof, together with the regulations thereunder, as amended from time to time;

(b)	"board" or "directors" means the directors of the Corporation from time to time and includes the only director of the Corporation when the number of directors of the Corporation is one;

(c)	"by-laws" means all of the by-laws of the Corporation then in effect;

(d)	"Corporation" means Trelawney Mining and Exploration Inc. or any successor thereto;

(e)	"Director" means the Director appointed under the Act;

(f)	"holiday" means Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) or any successor statute thereof, as amended from time to time;

(g)
"meeting of shareholders" includes an annual meeting of the shareholders of the Corporation, a special meeting of the shareholders of the Corporation and a meeting of the holders of any class or series of shares of the Corporation;

(h)
"person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, employee benefit plan and a natural person acting as a trustee, executor, administrator or other legal representative;

(i)
"recorded  address"  means, with respect to a single shareholder, his latest address as recorded in the securities register of the Corporation, with respect to joint shareholders, the first address appearing in the securities register of the Corporation in respect of the joint holding and, with respect to any other person, subject  to  the  Act,  his  latest  address  as  recorded  in  the  records  of  the Corporation or otherwise known to the secretary, if any, of the Corporation; and

(j)
"signing officer" means, in relation to any contract or document (within the meaning of section 2.04 hereof), the person or persons authorized to sign such contract or document on behalf of the Corporation.

Subject to the foregoing, words and terms in this by-law which are defined in the Act shall have the same meaning when used in this by-law and in all other by-laws of the Corporation as in the Act.

Section 1.02   Gender and Number:  Words importing the singular shall include the plural and vice-versa, words importing either gender or neuter shall include the masculine and feminine genders and neuter and headings in this by-law and in any other by-law of the Corporation are for convenience of reference only and shall not affect the interpretation of this by-law or any other by-law of the Corporation.

Section 1.03    Unanimous Shareholder Agreement and Articles to Govern:  Notwithstanding any provision of this by-law or any other by-law of the Corporation, where any such provision herein or therein conflicts with any provision in any unanimous shareholder agreement relating to, or the articles of, the Corporation, such provision of the unanimous shareholder agreement or the articles, as the case may be, shall govern.

ARTICLE TWO
BUSINESS OF THE CORPORATION

Section 2.01    Registered Office:   The registered office of the Corporation shall be located at such address within the requisite municipality or geographic township as the directors may determine from time to time.

Section 2.02    Seal: The Corporation may have a corporate seal in such form as the directors may determine from time to time.

Section 2.03    Financial Year: The financial year of the Corporation shall end on such day of the year as the directors may determine from time to time.

Section 2.04    Execution of Instruments:  Contracts or documents requiring execution by the Corporation may be signed, when only one person is elected or appointed as an officer and as the director of the Corporation, by that person and, when two or more persons are elected or appointed as an officer or as a director of the Corporation, by any two directors or any two of the persons holding the office of chairman of the board, managing director, president, chief executive officer, chief operating officer, chief financial officer, vice-president or general manager or by any one director and any one person holding any one of the foregoing offices or the office of secretary, treasurer, controller, assistant secretary, assistant treasurer or any other office  the  holder of which has been designated as  a signing officer by the directors.  All contracts or documents so signed shall be binding upon the Corporation without further authorization or formality.  In addition, the directors may direct from time to time the manner in which and the person or persons by whom any particular contract or document or any class of contracts or documents may or shall be signed on behalf of the Corporation.  Any officer or director of the Corporation may affix the corporate seal, if any, of the Corporation to any contract or document, and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof.  Subject to the provisions of this by-law relating to share certificates and to the Act, and if authorized by the directors, the corporate seal, if any, of the Corporation and the signature of any signing officer may be mechanically or electronically reproduced upon any contract or document of the Corporation.   Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contract or document. The term "contracts or documents" shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable, legal or equitable), agreements, releases, receipts and discharges for the payment of money, share certificate, certificates representing other securities, including warrants, and all other instruments in writing.

Section 2.05    Exercise of Voting Rights of Corporation:  Except as otherwise directed by the directors, the person or persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy on behalf of the Corporation and may arrange for the issue of a voting certificate or other evidence of the right to exercise the voting rights attached to any securities held by the Corporation and any such instrument, certificate or other evidence shall be in favour of such person as may be determined by the signing officers.  However, the directors may direct from time to time the manner in which and the person by whom any such particular voting rights may or shall be exercised.

Section 2.06    Banking Arrangements:  The banking business of the Corporation shall be transacted with such banks, trust companies or other person or persons as the directors may determine from time to time and all such banking business shall be transacted on behalf of the Corporation by such person or persons and to such extent as the directors may determine from time to time.

Section 2.07    Charging Power:  Without restricting any of the powers of the directors, whether derived from the Act or otherwise, the directors may from time to time, without the authorization of the shareholders of the Corporation:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	subject to the Act, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person; and

(d)
mortgage, hypothecate, pledge or otherwise create a security interest in all or any present or future, real or personal, immovable or movable, legal or equitable property of the Corporation (including, without limitation, book debts, rights, powers, franchises  and  undertakings) to secure any obligation of the Corporation.

The directors may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the Corporation.

ARTICLE THREE
DIRECTORS

Section 3.01    Powers of the Board of Directors: Subject to any unanimous shareholder agreement relating to the Corporation, the directors shall manage or supervise the management of the business and affairs of the Corporation.

Section 3.02    Qualifications:  No person shall be a director if the person is not an individual, is less than 18 years of age, has the status of bankrupt or has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere. Except as permitted by the Act, at least twenty-five per cent of the directors shall be resident Canadians.  Whenever the Corporation has an audit committee of the directors, a number of directors sufficient to form a majority of such committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation.  If the Corporation is an offering corporation, at least one-third of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation.

Section 3.03   Number and Quorum of Directors: The number of directors shall be the number from time to time fixed by the articles of the Corporation or the number from time to time determined within the range provided for in the articles of the Corporation by special resolution of the shareholders of the Corporation or by the directors when empowered to do so by a special resolution of the shareholders of the Corporation. The number of directors from time to time required to constitute a quorum for the transaction of business at a meeting of the directors shall be two-fifths of the number of directors so fixed or determined at that time (or, if that number is a fraction, the next larger whole number), provided that if the Corporation has fewer than three directors, all of the directors must be present at a meeting of the directors to constitute a quorum. Reference is made to section 3.08 and section 3.12 of this by-law.

Section 3.04    Election and Term: Directors shall be elected to hold office for a term or terms expiring at the close of the first, second or third annual meeting of the shareholders of the Corporation following their election or when their successors are elected.  The term of a director who is elected for a term that is not expressly otherwise stated shall expire at the close of the first annual meeting of the shareholders of the Corporation following his election or when his successor is elected.  The incumbent directors shall continue in office until their successors are elected, unless their terms are earlier terminated.  A director shall cease to hold office when he dies, resigns, is removed or ceases to be qualified to be a director or when his successor is elected.

Section 3.05    Resignation:  A director may resign by delivering or sending his resignation in writing to the Corporation and such resignation shall be effective when it is received by the Corporation or at such time as may be specified in the resignation, whichever is later.

Section 3.06    Removal:   Subject to the Act, the shareholders of the Corporation entitled to elect a director may, by resolution at a meeting of the shareholders of the Corporation, remove such director and may at the same meeting fill the vacancy created by such removal, failing which the vacancy may be filled by the remaining directors if a quorum of the directors remains in office.

Section 3.07    Statements:  A director who resigns or who learns of a meeting of the shareholders of the Corporation called for the purpose of removing him as a director or a meeting of the shareholders of the Corporation or of the directors at which another person is to be elected or appointed a director in his place may submit to the Corporation a written statement giving the reason or reasons for his resignation or the reasons why he opposes the proposed action.  The secretary or another officer of the Corporation shall send, or cause to be sent, a copy of such statement to every shareholder of the Corporation entitled to receive notice of meetings of shareholders of the Corporation and, if required by the Act, to the Director.

Section 3.08    Vacancies:  Notwithstanding vacancies but subject to the Act, the remaining directors may exercise all of the powers of the directors as long as a quorum of the directors remains in office. Subject to the articles of the Corporation, any vacancy in the directors among directors whose election is not the exclusive right of the holders of any class or series of shares of the Corporation may be filled for the remainder of the unexpired term by:

(a)	the shareholders of the Corporation at a special meeting of the shareholders of the Corporation called for the purpose; or

(b)
the remaining directors (notwithstanding that a majority of those acting are not resident  Canadians),  unless  (i)  there  is  no  quorum  of  the  directors,  (ii)  the vacancy results from a failure to elect the number of directors required to be elected at any meeting of shareholders, (iii) the vacancy results from an increase in the number or maximum number of directors fixed by the articles of the Corporation, or (iv) the directors have been empowered by special resolution of the shareholders of the Corporation to determine the number of directors within the range provided for in the articles of the Corporation and the number of directors in office after the filling of the vacancy would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of the shareholders of the Corporation; in any of which events the directors then in office shall forthwith call a special meeting of the shareholders of the Corporation to fill the vacancy and, if they fail to call such a meeting or if there are no directors then in office, the meeting may be called by any shareholder of the Corporation.

Section 3.09    Place and Calling of Meetings:  Meetings of the directors shall be held from time to time at such places within or outside the Province of Ontario (or by such communications facilities as are permitted by the Act) on such days and at such times as the chairman of the board, the managing director, the president if a director, any vice-president who is a director, any two directors or any other officer designated by the directors may determine from time to time, and the secretary or another officer of the Corporation shall give notice of any such meeting when directed by the person calling the meeting.  In any financial year of the Corporation a majority of the meetings of the directors may be held within or outside Canada.

Section 3.10    Notice: Notice of the time and of the place or manner of participation for every meeting of the directors shall be sent to each director not less than 24 hours (excluding Saturdays and holidays) before the time of the meeting; provided always that a director may in any manner and at any time waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except when the director attends the meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called and provided further that meetings of directors may be held at any time without notice if all of the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice thereof either before or after the date of such meeting.A  meeting  of  the  directors  may  resume  without  further  notice  following  an adjournment if the time and place for resuming the meeting are announced at the meeting prior to the adjournment. Reference is made to article ten of this by-law.

Section 3.11    Regular Meetings:  The directors may appoint a day or days in any month or months for regular meetings of the directors to be held at a place or by communications facilities and at an hour to be named.  A copy of any resolution of the directors fixing the time and place or manner of participation for such regular meetings shall be sent to each director forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting of the directors.

Section 3.12    Canadian Directors: No business, other than the filling of a vacancy among the directors, shall be transacted at a meeting of the directors unless at least twenty-five per cent of the directors present are resident Canadians, except as permitted by the Act or where a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting and at least twenty-five per cent of resident Canadian directors would have been present had that director been present at the meeting.

Section 3.13    Meetings by Telephone: If all of the directors present at or participating in the meeting consent (which consent may be given at any time, either before or after the meeting), a meeting of the directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and each director participating in such  a meeting by such means shall be deemed to be present at the meeting.

Section 3.14    Chairman:  The chairman of the board or, in his absence, the managing director or, in his absence, the president if a director or, in the absence of all of them, a director designated by the directors, shall be the chairman of any meeting of the directors.  If no such person is present, the directors present shall choose one of them to be the chairman of the meeting.

Section 3.15    Voting:   At all meetings of the directors every matter shall be decided by a majority of the votes cast on the matter.  In case of an equality of votes the chairman of the meeting shall not be entitled to a casting vote.

Section 3.16    One-Director Meetings:   Where the required number of directors is one, the only director may constitute a meeting of directors.

Section 3.17    Signed Resolutions:  Notwithstanding any provision of this by-law, but subject to the Act or any unanimous shareholder agreement, when there is a quorum of directors in office, a resolution in writing signed by all of the directors entitled to vote thereon at a meeting of the directors or of any committee thereof is as valid as if passed at a meeting.  Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Section 3.18    Remuneration:  Directors may be paid such remuneration for acting as directors and such amounts in respect of  their  out-of-pocket expenses incurred in performing  their duties as the directors may determine from time to time.  The directors may also award special remuneration to any director undertaking any special services on behalf of the directors or the Corporation other than services ordinarily required of a director.  Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

ARTICLE FOUR
COMMITTEES OF THE DIRECTORS

Section 4.01    Audit Committee:  The  directors may, and  when  required  by  the  Act  shall, appoint an audit committee composed of such number of directors, being not less than three, as the directors may determine from time to time.  Except as permitted by the Act, a majority of the members of the audit committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation.  The audit committee shall review the financial statements of the Corporation and report thereon to the directors before such financial statements are approved by the directors as required by the Act, and may exercise any other powers lawfully delegated to such committee by the directors.

Section 4.02    Other Committees:  From time to time the directors may appoint one or more committees thereof in addition to the audit committee.  Each committee may exercise those powers lawfully delegated to such committee by the directors or as provided by the Act.

Section 4.03    Procedure:  The members of each committee shall hold office while directors during the pleasure of the directors or until their successors shall have been appointed.  The directors may fill any vacancy in a committee from among the directors.  Unless otherwise determined by the directors, the members of each committee may fix the quorum for, elect the chairman of, and adopt rules to regulate the proceedings of, such committee.  Subject to the foregoing, the proceedings of each committee shall be governed by the provisions of this by- law which govern proceedings of the directors so far as such provisions can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor in the case of the audit committee), notice of any such meeting shall be given to each member  of  the  committee  (or  each  member  and  the  auditor  in  the  case  of  the  audit committee) and the meeting shall be chaired by the chairman of the committee or, in his absence, some other member of the committee.   Each committee shall keep records of the proceedings of such committee and shall report all such proceedings to the directors in a timely manner.

ARTICLE FIVE
OFFICERS

Section 5.01    Appointment of Officers:  From time to time the  directors may appoint a chairman of the board, a vice-chairman of the board, a managing director, a president, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), one or more general managers (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the directors may determine from time to time, including one or more assistants to any of the officers so appointed.   One person may hold more than one office.  Except for the chairman of the board and the managing director, the officers so appointed need not be directors of the Corporation.

Section 5.02    Appointment of Non-Officers:  The directors may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the directors may determine from time to time.

Section 5.03    Terms of Employment:  The directors may settle from time to time the terms of employment of the officers and other persons appointed by the directors and may remove at the pleasure of the directors any such person without prejudice to his rights, if any, to compensation under any employment contract.  Otherwise each such officer and person shall hold his office or position until he resigns or ceases to be qualified to hold his office or position or until his successor is appointed.

Section 5.04    Powers and Duties of Officers:  The directors may from time to time specify the duties of each officer, delegate to such officer the power to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and power, all insofar as not prohibited by the Act.  To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

Section 5.05    Agents and Attorneys:  The directors or any officer of the Corporation designated by the directors may from time to time appoint agents or attorneys for the Corporation in or out of Canada with such lawful powers (including the power to sub-delegate) as may be thought appropriate.

Section 5.06    Incentive Plans:   For the purpose of enabling the directors, officers and employees of the Corporation and affiliates of the Corporation to participate in the growth of the business of the Corporation and of providing an effective incentive to such directors, officers and employees, the directors may establish such plans (including share option plans, share purchase plans, share bonus plans and other share incentive plans) and make such rules and regulations with respect thereto, and make such changes in such plans, rules and regulations, as the directors may deem advisable from time to time.   From time to time the directors (or if provided by the plan a committee of the directors) may designate the directors, officers and employees of the Corporation and affiliates of the Corporation entitled to participate in any such plan.  For the purposes of any such plan, but subject to the provisions of the plan, the Corporation may provide such financial assistance by means of a loan, guarantee or otherwise to directors, officers and employees of the Corporation or of the affiliates of the Corporation as is permitted by the Act.

ARTICLE SIX
CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

Section 6.01    Standard of Care:  Every director and officer of the Corporation in exercising his powers and discharging his duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Section 6.02    Disclosure of Interest:  A director or officer of the Corporation who is a party to, is a director or officer of, or has a material interest in, another person who is a party to, a material contract or transaction with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of a meeting of the directors the nature and extent of his interest.  Except as permitted by the Act, a director so interested shall not attend any part of any meeting of the directors during which such contract or transaction is discussed and shall not vote on any motion to approve any such contract or transaction.  If no quorum exists for the purpose of voting on a motion to approve a contract or transaction only because a director is not permitted to be present at the meeting by reason of the Act, the remaining directors shall be deemed to constitute a quorum for the purpose of voting on the motion.  Where all of the directors are required to not attend a meeting of the directors by virtue of the Act, the contract or transaction may be approved only by the shareholders of the Corporation.  A general notice to the directors by a director or officer of the Corporation disclosing that he is a director or officer of, or has a material interest in, a person, or that there has been a material change in the interest of the director or officer in the person, and is to be regarded as interested in, any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

Section 6.03    Effect of Disclosure:  Where the Corporation enters into a material contract or material transaction with a director or officer of the Corporation (or with another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest), the director or officer is not accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reason only of that relationship (or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction), if the director or officer disclosed his interest in the manner referred to in section 6.02 of this by-law and the Act and the contract or transaction was reasonable and fair to the Corporation at the time it was so authorized or approved.  Notwithstanding the foregoing, a director or officer of the Corporation, acting honestly and in good faith, is not accountable to the Corporation or to the shareholders of the Corporation for any profit or gain realized from any such contract or transaction by reason only of his being a director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was authorized or approved, is not by reason only of the interest of the director or officer of the Corporation therein void or voidable, if the contract or transaction is confirmed or approved by at least two-thirds of the votes cast at a special meeting of the shareholders of the Corporation called for that purpose and the nature and extent of the interest of the director or officer of the Corporation in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in an information circular relating thereto or if the contract or transaction is confirmed or approved by a signed resolution of the shareholders of the Corporation and the nature and extent of the interest of the director or officer in the contract or transaction are disclosed in reasonable detail to the shareholders of the Corporation signing such resolution before it is signed.

Section 6.04    Indemnity:  Every individual who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the request of the Corporation as a director or officer or in a similar capacity of another entity (for purposes of this section 6.04 an "Other Entity"), together with the heirs and legal representatives of every such individual (each such individual for purposes of this section 6.04 being an "Indemnified Person"), shall at all times be indemnified and held harmless against all costs, charges, expenses, damages and liabilities of whatsoever nature or kind (including any amount paid to settle an action or to satisfy a fine or judgment) by the Corporation to the fullest extent possible and in every circumstance permitted by the Act.  In addition and without prejudice to the foregoing, but subject to the limitations in the Act regarding indemnities in respect of derivative actions, each Indemnified Person shall at all times be indemnified and held harmless by the Corporation against all costs, charges and expenses, including any amount paid to settle an action or to satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of the association of the individual with the Corporation or Other Entity, if:

(a)
the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the Other Entity  for  which  the  individual  acted as  a  director or  officer  or  in  a  similar capacity at the request of the Corporation; and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct of the individual was lawful.

The Corporation shall advance money to a director, officer or other individual for the costs, charges and expenses of any proceeding contemplated by the foregoing provisions of this section 6.04; provided that the individual shall repay the money if the individual does not meet the condition set out in clause (a) above. Nothing in this section 6.04 shall affect any other right to indemnity to which any individual may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that the Indemnified Person did not meet either of the conditions set out in clause (a) or (b) above of this section 6.04 or the corresponding conditions in the Act. From time to time the directors may determine that this section 6.04 shall also apply to employees of the Corporation who are not directors or officers of the Corporation or to any particular class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively. From time to time the directors of the Corporation may also revoke, limit or vary the continued application of this section 6.04; provided that no such action shall affect any right of any individual or any liability of the Corporation which has arisen prior to the date of such action. With the approval of the court (and the Corporation shall be obligated to apply for such approval at the cost and expense of the Corporation unless the Indemnified Person consents otherwise), the Corporation shall indemnify an Indemnified Person in respect of an action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour, to which the Indemnified Person is made a party because of the association of the individual with the Corporation or Other Entity, against all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with such action if:

(a)
the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the Other Entity  for  which  the  individual  acted as  a  director or  officer  or  in  a  similar capacity at the request of the Corporation; and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct of the individual was lawful.

Notwithstanding anything to the contrary contained in this section 6.04, an Indemnified Person shall be indemnified by the Corporation in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defence of any civil, criminal or administrative, investigative or other proceeding to which the individual is subject because of the association of the individual with the Corporation or Other Entity, if the individual seeking indemnity:

(c)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(d)	fulfils the conditions set out in clauses (a) and (b) above in this section 6.04.

With  the approval  of  the court  (and  the Corporation  shall  be obligated to apply  for  such approval at the cost and expense of the Corporation unless the Indemnified Person consents otherwise), the Corporation shall advance money to a director, officer or other individual for the costs, charges and expenses of any proceeding contemplated by the foregoing provisions of this section 6.04; provided that the individual shall repay the money if the individual does not meet the condition set out in clause (a) above in this section 6.04.

Section 6.05    Limitation of Liability: So long as he acted honestly and in good faith with a view to the best interests of the Corporation, no person referred to in section 6.04 of this by-law (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation or any Body Corporate, except where specifically required by the Act.

Section 6.06    Insurance: Subject to the Act, the Corporation may purchase liability insurance for the benefit of any person referred to in section 6.04 of this by-law.

Section 6.07    Approval: The directors may submit any contract or transaction for authorization, approval, ratification or confirmation at any meeting of shareholders and, subject to the Act, any such contract or transaction that is authorized, approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law of the Corporation) shall be as valid and as binding upon the Corporation and upon all of the shareholders of the Corporation as though such contract or transaction  had  been  authorized,  approved,  ratified  or  confirmed  by  each and every shareholder of the Corporation.

ARTICLE SEVEN
SHARES

Section 7.01    Issue:  Subject to the articles of the Corporation, the directors may issue all or from time to time any shares which the Corporation is then authorized to issue to such persons and for such consideration as the directors shall determine. No share of the Corporation shall be issued until the Corporation has received the requisite consideration for such share in compliance with the Act.

Section 7.02    Commissions:  From time to time the directors may authorize the Corporation to pay a reasonable commission to any person in consideration of the purchase, or agreement to purchase, shares of the Corporation from the Corporation or from any other person or in consideration of the procurement or agreement to procure purchasers for any such shares.

Section 7.03      Share Certificates: Every shareholder of the Corporation is entitled to a share certificate that complies with the Act and states the number, class and series, if any, designation, of shares of the Corporation held by such shareholder as appears on the records of the Corporation or a non-transferable written acknowledgement of the right thereof to obtain such a share certificate. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares of the Corporation held jointly by several persons and delivery of such share certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such form as the directors shall approve from time to time and, unless otherwise ordered by the directors, shall be signed in accordance with section 2.04 of this by-law and need not be under the corporate seal of the Corporation. However, share certificates representing shares of the Corporation in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates shall be signed manually by at least one signing officer. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that such person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if such person were still a director or an officer, as the case may be, of the Corporation at the date of issue.

Section 7.04   Replacement of Share Certificates: The directors, or if designated by the directors the secretary of the Corporation, may prescribe either generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

Section 7.05    Transfer Agent:  From time to time the directors may appoint or remove a transfer agent to keep the securities register and the register of transfers, one or more persons or agents to keep branch registers, and a registrar to maintain a record, of issued security certificates and warrants of the Corporation.  Subject to the Act, one person may be appointed for purposes of the foregoing in respect of all securities and warrants of the Corporation or in respect of any class or series thereof. In the event of any such appointment in respect of shares (or shares of any class or any series) of the Corporation, all share certificates issued by the Corporation in respect of such shares (or the shares of such class or series) of the Corporation shall be countersigned by or on behalf of one of the transfer agents or branch transfer agents and by or on behalf of one of the registrars or branch registrars, if any.

Section 7.06    Securities Registers:  The securities register and the register of transfers of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in the Province of Ontario as may from time to time be designed by the directors and a branch register or branch register of transfers may be kept at such office or offices of the Corporation or other place or places, either within or outside the Province of Ontario, as may from time to time be designated by the directors.  Such register or registers shall comply with the Act.

Section 7.07    Registration of Transfer:  No transfer of any shares of the Corporation need be recorded in the register of transfers except upon presentation of the share certificate representing such shares endorsed by the appropriate person in accordance with the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with such restrictions on transfer, if any, as are contained in the articles of the Corporation.

Section 7.08    Lien for Indebtedness: Except when the Corporation has shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall have a lien on shares of the Corporation registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation.  Subject to the Act, the Corporation may enforce such lien without notice or liability by refusing to register a transfer of any such shares until the debt is paid, setting off against the debt any dividends or other distributions payable on any such shares, redeeming any such shares, if redeemable, and applying the redemption price less costs of redemption to the debt, purchasing any such shares and applying the purchase price, less any taxes thereon and costs of purchase, to the debt, selling any such shares as if the Corporation were the owner thereof at any time and place and to any person and on any commercially reasonable terms and applying to the debt the cash proceeds of the sale, less any taxes thereon and all reasonable expenses incurred in connection with the sale, or cancelling such shares in satisfaction of the debt, or by any other method permitted by law or by any combination of any of the foregoing.

Section 7.09    Dealings with Registered Shareholder:  Subject to the Act, the Corporation may treat the registered owner of a share of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of such share and otherwise to exercise all of the rights and powers of the holder of such share.  The Corporation may, however, and where required by the Act shall, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.

ARTICLE EIGHT
DIVIDENDS AND RIGHTS

Section 8.01    Dividends:  Subject to the Act, any unanimous shareholder agreement and the articles of the Corporation, the directors may from time to time declare dividends payable to the shareholders of the Corporation according to their rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire any such shares.  The directors shall determine the value of any such property, shares, options or rights and such determination shall be conclusive evidence of the value thereof.

Section 8.02    Dividend Cheques:  A dividend payable to any shareholder of the Corporation in money may be paid by cheque payable to, or to the order of, the shareholder and shall be mailed to the shareholder by prepaid mail addressed  to  the  recorded  address  thereof  unless  such  shareholder  otherwise  directs  in writing.  In the case of joint holders the cheque shall be made payable to, or to the order of, all of them, unless such joint holders otherwise direct in writing.  The mailing of a cheque as aforesaid, unless not paid on presentation, shall discharge the liability of the Corporation for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld.  If any dividend cheque so sent is not received by the payee thereof, the Corporation shall issue to such payee a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and title as the directors or any person designated by the directors may require.

Section 8.03    Record Date for Dividends and Rights:  The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the making of any distribution or for the issue of any warrant or other evidence of a right to acquire securities of the Corporation, as the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right.  In every such case only the persons who are holders of record of the applicable shares at the close of business on the date so fixed shall be entitled to receive payment of such dividend or distribution or to receive such right.  Notice of any such record date fixed by the directors shall be given as and when required by the Act.  Where no such record date is fixed by the directors, the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right shall be the close of business on the day on which the directors pass the resolution relating thereto.

ARTICLE NINE
MEETINGS OF SHAREHOLDERS

Section 9.01    Annual Meeting: The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as the directors may, subject to the Act, determine from time to time, for the purpose of transacting such business as may properly be brought before the meeting.

Section 9.02    Special Meeting: From time to time the directors may call a special meeting of the shareholders of the Corporation to be held on such day, at such time and for such purpose as the directors may determine.  Any special meeting  of  the  shareholders  of  the  Corporation  may  be  held  concurrent  with  an  annual meeting of the shareholders of the Corporation.

Section 9.03    Place of Meetings: Meetings of shareholders of the Corporation shall be held at such place in or outside the Province of Ontario as the directors may determine from time to time.

Section 9.04    Record Date:  The directors may fix in advance a record date, preceding the date of any meeting of the shareholders of the Corporation by not more than 60 days nor less than 30 days, for the determination of the shareholders of the Corporation entitled to notice of the meeting, and where no such record date for notice of the meeting is fixed by the directors, the record date for notice of the meeting shall be the close of business on the day immediately preceding the day on which notice of the meeting is given.  Notice of any such record date fixed by the directors shall be given as and when required by the Act.

Section 9.05    Shareholder List: For each meeting of shareholders of the Corporation there shall be prepared an alphabetical list of the shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder.   The list shall be prepared, if a record date for such notice is fixed by the directors, not later than 10 days thereafter, if no record date for such meeting is fixed by the directors, at the close of business on the day immediately preceding the day on which notice of the meeting is given, and if no notice is given, on the day on which the meeting is held.  The list shall be available for examination by any shareholder of the Corporation prior to the meeting during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the meeting.  Where a separate list is not prepared, the names of the shareholders of the Corporation entitled to receive notice of the meeting and the number of shares of the Corporation entitled to be voted thereat and held by each shareholder of the Corporation as appears in the securities register of the Corporation at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section 9.05.

Section 9.06    Notice:   Notice in writing of the time, place and purpose for holding each meeting of the shareholders of the Corporation shall be sent not less than 10 days if the Corporation is not an offering corporation, or 21 days otherwise, and in either case not more than 50 days, before the date on which the meeting is to be held, to each director, the auditor, if any, of the Corporation and each person who on the record date for notice of the meeting appears in the securities register of the Corporation as the holder of one or more shares of the Corporation carrying the right to vote at the meeting or as the holder of one or more shares of the Corporation the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of the shareholders of the Corporation shall state or be accompanied by a statement of the nature of all special business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. Reference is made to article ten of this by-law.

Section 9.07    Proxy and Management Information Circular: If the Corporation is an offering corporation, the secretary or another officer of the Corporation shall, concurrent with sending, or causing to be sent, notice of a meeting of shareholders,  (a) send, or cause to be sent, a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of, and is entitled to vote at, the meeting, (b) send, or cause to be sent, such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, if any, of the Corporation, and (c) file, or cause to be filed, with any regulatory agency and all other agencies entitled thereto a copy of all documents sent to shareholders of the Corporation in connection with the meeting.

Section 9.08    Financial Statements:  Not less than 10 days if the Corporation is not an offering corporation, or 21 days otherwise, before each annual meeting of the shareholders of the Corporation or before the signing of a resolution in writing in lieu thereof, the secretary or another officer of the Corporation shall send, or cause to be sent, a copy of the annual financial statements and the auditors’ report, if any, thereon required by the Act to be placed before the annual meeting to each shareholder of the Corporation who has not informed the Corporation in writing that such shareholder does not wish to receive such documents.  If the Corporation is an offering corporation, the secretary or another officer of the Corporation shall file, or cause to be filed, a copy of the annual financial statements of the Corporation with any regulatory agency and all other agencies entitled thereto as and when required.

Section 9.09    Shareholder Proposal:    A registered holder of shares entitled to vote, or a beneficial owner of shares that are entitled to be voted, at a meeting of the shareholders of the Corporation may submit to the Corporation notice of any proposal that such shareholder wishes to raise at the meeting and may discuss at the meeting any matter in respect of which such registered holder or beneficial owner would have been entitled under the Act to submit a proposal.   Where so required by the Act, the management information circular prepared in respect of the meeting shall set out or be accompanied by such proposal.

Section 9.10    Persons Entitled to be Present:  The only persons entitled to attend a meeting of the shareholders of the Corporation shall be those persons entitled to notice thereof, those entitled to vote thereat and others who although not entitled to notice thereof are entitled or required under the Act or the by-laws of the Corporation to be present at the meeting.  Any other person may be admitted to a meeting of the shareholders of the Corporation only on the invitation of, or with the consent of, the chairman of the meeting or with the consent of the meeting.

Section 9.11    Chairman, Secretary and Scrutineer:    The chairman of the board or, in his absence, any of the co-chairmen of the board, or, in their absence, the managing director or, in his absence, the president or, in the absence of all of them or in the event the directors otherwise so determine, such individual as is designated by the directors, shall be the chairman of any meeting of shareholders. If no such individual is present within 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of them to be the chairman of the meeting. The secretary or another officer of the Corporation may act as secretary of the meeting. The chairman of the meeting may appoint an individual, who need not be a shareholder or officer of the Corporation, to act as secretary of the meeting. One or more scrutineers, who need not be a shareholder of the Corporation, may be appointed by the chairman of the meeting or by a resolution of the shareholders to act as scrutineer of the meeting.

Section 9.12    Quorum:   The quorum for the transaction of business at any meeting of the shareholders shall be two persons present at the opening of the meeting who are entitled to vote thereat either as shareholders or as proxy holders.  If a quorum is not present within such reasonable time (determined by the chairman of the meeting) after the time fixed for the holding of the meeting as the persons present and entitled to vote thereat may determine, such persons may adjourn the meeting to a fixed time and place.

Section 9.13    Persons Entitled to Vote:  Without prejudice to any other right to vote, every shareholder of the Corporation recorded on the shareholder list prepared in accordance with section 9.05 of this by-law is entitled, at the meeting to which the list relates, to vote the shares of the Corporation shown thereon opposite the name of such shareholder.  Where two or more persons hold a share or the same shares jointly, any one of them present or represented by proxy may, in the absence of the others, vote such share or shares but, if more than one of such persons is present or represented and vote, they shall vote such share or shares together as one or not vote such shares at all.

Section 9.14    Proxies: Shareholders of the Corporation shall be entitled to vote in person or, if the shareholder is a body corporate, association or other unincorporated entity, by a representative authorized by a resolution of the directors of such body corporate, association or other unincorporated entity. Every shareholder of the Corporation, including a shareholder that is a body corporate, association or other unincorporated entity, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or alternate proxyholder, who need not be a shareholder of the Corporation, as the nominee thereof to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. Signatures on instruments of proxy need not be witnessed and may be printed, lithographed or otherwise reproduced thereon. The chairman of any meeting of shareholders shall determine the authenticity of all signatures on instruments of proxy, which determination shall be final and conclusive.   The chairman of any meeting of shareholders, including any adjournment thereof, may also in his discretion, unless otherwise determined by resolution of the directors, accept any telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication as to the authority of anyone claiming to vote on behalf of, or to represent, a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication accepted by the chairman shall be valid and any votes cast in accordance therewith shall be counted. An instrument of proxy may be signed and delivered in blank and filled in afterwards by the chairman  of  the  board,  the  president,  the  secretary  or  any  assistant-secretary  of  the Corporation or by any other person designated by the directors. It shall not be necessary for an instrument of proxy to be dated or to have inserted therein the number of shares of the Corporation owned by the appointor thereunder. The directors may, at the expense of the Corporation, send out an instrument of proxy in which certain directors or officers of the Corporation or other persons are named, which may be accompanied by stamped envelopes for the return of such instruments of proxy, even if the directors so named vote the proxies in favour of their own election as directors. The directors may specify in the notice calling a meeting of the shareholders of the Corporation a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the time fixed for the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or an agent thereof. Unless otherwise determined by the chairman of the meeting, an instrument of proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary or another officer of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting on the particular matter. An instrument of proxy shall cease to be valid one year from the date thereof.

Section 9.15    Revocation of Proxies: In addition to revocation in any other manner permitted by law, an instrument of proxy may be revoked by an instrument in writing signed in the same manner as an instrument of proxy may be signed and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding Saturdays and holidays) preceding the date of the meeting of shareholders or any adjournment thereof at which the instrument of proxy is to be used or with the chairman of such meeting or any adjournment thereof before the time of voting on the particular matter.

Section 9.16    Voting:  At each meeting of the shareholders of the Corporation every matter proposed for consideration by the shareholders of the Corporation shall be decided by a majority of the votes cast thereon, unless otherwise required by the Act, the articles or by-laws of the Corporation or any unanimous shareholder agreement relating to the Corporation.  In case of an equality of votes the chairman of the meeting shall not be entitled to a casting vote. Every matter submitted to a meeting of shareholders may be decided either by a show of hands or by ballot.

Section 9.17    Show of Hands:  At each meeting of shareholders voting shall be by a show of hands unless a ballot is required by the Act or is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the motion shall have one vote.   Whenever a vote by show of hands has been taken upon a matter, unless a ballot thereon is so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the matter was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or percentage of votes cast for or against the matter.

Section 9.18    Ballots:  On any matter proposed for consideration at a meeting of shareholders a ballot may be required by the chairman of the meeting or demanded by any person present and entitled to vote thereon, either before any vote by show of hands or after any vote by show of hands and prior to the declaration of the result of the vote by show of hands by the chairman of the meeting.  If a ballot is so required or demanded and such requirement or demand is not withdrawn, a ballot upon the matter shall be taken in such manner as the chairman of the meeting shall direct.  Subject to the articles of the Corporation, upon a ballot each person present shall be entitled to the number of votes specified in the articles of the Corporation in respect of each share of the Corporation which such person is entitled to vote at the meeting on the particular matter.

Section 9.19    Termination, Adjournment and Postponement: The chairman of a meeting of shareholders may terminate the meeting following the conclusion of all business which may properly come before the meeting. A meeting of shareholders may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of the shares present or represented in person or by proxy at the meeting.  Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the  meeting which is adjourned.  The directors may postpone any meeting of shareholders previously called by the directors.

Section 9.20    Procedure at Meetings:   The chairman of any meeting of shareholders shall determine the procedure thereat in all respects and his decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instrument of proxy or ballot, shall be conclusive and binding upon all of the shareholders of the Corporation, except as otherwise specifically provided in the by-laws of the Corporation.

Section 9.21    One-Shareholder Meeting:    Where all of the outstanding shares of any class or series of shares of the Corporation are held by one shareholder, that shareholder present in person or by proxyholder or by authorized representative shall constitute a meeting of the holders of that class or series of shares of the Corporation.

Section 9.22    Signed Resolutions:    Subject to the Act, a resolution in writing signed by all of the shareholders of the Corporation entitled to vote thereon at a meeting of shareholders is as valid as if passed at a meeting and a resolution in writing dealing with all of the matters required by the Act to be dealt with at a meeting of shareholders and signed by all of the shareholders of the Corporation entitled to vote thereat satisfies all of the requirements of the Act relating to that meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Section 9.23    Meeting By Electronic Means:  Unless the articles or by-laws of the Corporation or any unanimous shareholder agreement relating to the Corporation provides otherwise, a meeting of the shareholders of the Corporation may be held by telephonic or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

ARTICLE TEN
NOTICES

Section 10.01  Notices to Shareholders and Directors:  Any notice or document required or permitted to be sent by the Corporation to a director or shareholder of the Corporation may be mailed by prepaid Canadian mail in a sealed or unsealed envelope addressed to, or may be delivered personally to, such person at the last address thereof recorded in the records of the Corporation, or may be sent by any other manner permitted under the Act.  If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth day after mailing.  If notices or documents so mailed to a shareholder are returned on three consecutive occasions because such shareholder cannot be found, the Corporation need not send, or cause to be sent, any further notices or documents to such shareholder until such shareholder informs the Corporation in writing of the new address.  If the address of any shareholder of the Corporation does not appear in the records of the Corporation, then any notice or document may be mailed to such address as the person sending the notice or document may consider to be the most likely address at which such notice or document will promptly reach such shareholder.

Section 10.02  Notices to Others:  Any notice or document required or permitted to be sent by the Corporation to any person other than a director or shareholder of the Corporation may be delivered personally to such person, addressed to such person and delivered to the last address thereof recorded in the records of the Corporation, mailed by prepaid Canadian mail in a sealed or unsealed envelope addressed to such person at the address thereof recorded in the records of the Corporation, or addressed to such person and sent to the last address thereof recorded in the records of the Corporation by telecopier, telegram, telex, cable, e-mail or any other means of legible communication then in business use in Canada.  A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box, if mailed, or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be, if sent by telecopier, telegram, telex, cable, e-mail or other means of legible communication.

Section 10.03  Changes in Recorded Address:   The secretary or any other officer of the Corporation may change the address recorded in the records of the Corporation of any person in accordance with any information such person believes to be reliable.

Section 10.04  Computation of Days:  In computing any period of days under the by-laws of the Corporation or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a holiday, the period shall end at midnight of the first day next following such day that is not a holiday.

Section 10.05  Omissions and Errors:  The accidental omission to give any notice to any person, or the non-receipt of any notice by any person or any immaterial error in any notice, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Section 10.06  Unregistered Shareholders:  Subject to the Act, every person who becomes entitled to any share of the Corporation shall be bound by every notice in respect of such share which was given to any previous holder thereof prior to the name and address of such person being entered on the securities register of the Corporation.

Section 10.07  Waiver of Notice:  Any person entitled to attend a meeting of shareholders or a meeting of the directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or the proxyholder or authorized representative thereof or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  In addition, where any notice or document is required to be given under the articles or by-laws of the Corporation or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.  Any meeting may be held without notice or on shorter notice than that provided for in the by-laws of the Corporation if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.

ARTICLE ELEVEN
DIVISIONS

Section 11.01  Authority to  Create  Divisions:  The directors may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions based upon character or type of operation, geographical territory, product, method of distribution, type of product or products manufactured or distributed or upon such other basis of division as the directors may determine from time to time.  In particular, the directors may authorize:

(a)	the further division of the business and operations of any such division into sub- units and the consolidation of the business and operations of any such divisions or sub-units; and

(b)	the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation.

Section 11.02  Designation and Appointment of Divisional Officers:  The directors may, by resolution, designate and appoint divisional officers assigned to a particular division or a sub- unit of that division provided that any such divisional officer shall not, as such, be an officer of the Corporation.  Such appointed divisional officers shall be subject to removal by resolution of the directors at any time, with or without cause, without prejudice to the rights of such person under any employment contract or in law.   For certainty, the removal of a divisional officer from his position as a divisional officer shall not of itself constitute a termination of the employment of that person with the Corporation.

Section 11.03  Duties  and  Authority  of  Divisional  Officers:  The  duties,  responsibilities, limitations and remuneration of each divisional officer shall be such as are determined from time to time by the directors or by the person or persons or committee or committees designated by the directors as having responsibility for the division to which such divisional officer has been appointed.   The authority of each such divisional officer shall, however, be limited to acts and transactions relating only to the business and operations which such division is authorized to transact and perform, provided, however, that if the same person is also an officer of the Corporation, the foregoing shall not limit the authority of such person in his capacity as an officer of the Corporation.

ARTICLE TWELVE
REPEAL

Section 12.01  Repeal: All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

Made a by-law as of the 4th day of May, 2011 by the director of the Corporation.

Confirmed as a by-law as of the 2nd day of June, 2011 by the shareholder of the Corporation.

SCHEDULE “D”

TRELAWNEY MINING AND EXPLORATION INC.

Audit Committee Charter

The purpose of the Audit Committee of the Board of Directors (the "Board") of Trelawney Mining and Exploration Inc. (the "Corporation") is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, and reporting practices of the Corporation, and such other duties as directed by the Board.  The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on the Corporation’s processes to manage business and financial risk, and on compliance with significant applicable legal, ethical and regulatory requirements.

MEMBERSHIP

The membership of the Audit Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. A majority of the members of the Audit Committee must be financially literate, that is having the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

The Chair of the Audit Committee shall be appointed by the full Board.

COMMUNICATIONS AND REPORTING

The Audit Committee is expected to maintain free and open communication with the external auditors, the internal accounting staff, and the Corporation’s management.  This communication shall include private executive sessions, at least annually, with each of these parties.  The Audit Committee chairperson shall report on Audit Committee activities to the full Board.

AUTHORITY

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other advisors and experts for this purpose. The Audit Committee shall be empowered to set and pay the compensation for any such advisors employed by the Audit Committee.  The Audit Committee shall have the authority to communicate directly with the internal and external auditors of the Corporation.

RESPONSIBILITIES

Oversight

The Audit Committee is directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management of the Corporation and the external auditor regarding financial reporting.

Recommend Auditor

The Audit Committee must recommend to the Board the external auditor to be nominated (subject to shareholder approval) for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation and the compensation of the external auditor.

Pre-Approve Non-Audit Services

The Audit Committee must pre-approve all non-audit services to be provided to the Corporation (or any of its subsidiary entities) by the Corporation’s external auditor.

Review Financial Disclosure

The Audit Committee must review the Corporation’s financial statements, management’s discussion and analysis (MD&A) and annual and interim financial press releases, if any, before the Corporation publicly discloses this information.

The Audit Committee must be satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, and must periodically assess the adequacy of those procedures.

Whistle Blower Procedures

The Audit Committee must establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Reliance on Management and Auditors

The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the external auditor in carrying out its oversight responsibilities.  Management of the Corporation is responsible for determining that the Corporation’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles.  The external auditor is responsible for auditing the Corporation’s financial statements. The Audit Committee should assure itself that the Corporation’s internal policies, procedures and controls are adequate and are being implemented and followed.

Relationship with Auditors

The Audit Committee is also responsible for ensuring that the Corporation’s external auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the external auditors and the Corporation and actively engaging in a dialogue with the external auditors with respect to any disclosure relationships or services that may impact the objectivity and independence of the external auditors and for taking appropriate action to ensure the independence of the external auditors within the meaning of applicable Canadian law.

The Audit Committee must review and approve the Corporation’s hiring policy regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

Guidelines for Audit Committee

With respect to the exercise of its duties and responsibilities, the Audit Committee should, among other things:

(1)	report regularly to the Board on its activities, as appropriate;
(2)	exercise reasonable diligence in gathering and considering all material information;
(3)	remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions;
(4)	understand and weigh alternative courses of conduct that may be available;
(5)	focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;
(6)
if the Audit Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Audit Committee in fulfilling its duties and responsibilities; and

(7)	provide management and the Corporation’s independent auditors with appropriate opportunities to meet privately with the Audit Committee.

D-2

MEETINGS

The Audit Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Audit Committee shall meet at least annually with management and the Corporation’s external auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups or persons believe should be discussed privately. In addition, the Audit Committee should meet or confer with the external auditors and management to review the Corporation’s interim consolidated financial statements and related filings prior to their filing with the Ontario Securities Commission, or any other regulatory body. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Audit Committee meetings. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings and the Audit Committee’s activities and provide copies of such minutes to the Board to be included in the minute books of the Corporation.

D-3